Exhibit 10.112
AMENDMENT NO. 8 TO
EMPLOYMENT AGREEMENT
     This is an amendment, dated as of March 8, 2011 (the “Amendment”) to the Employment Agreement made as of the 1st day of March, 2000 (the “Employment Agreement”), by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the “Employer”), and ROBERT A. ORTENZIO, an individual (the “Employee”).
Background
     Employer and Employee executed and delivered the Employment Agreement, that certain Amendment No. 1 to the Employment Agreement, dated as of August 8, 2000, that certain Amendment No. 2 to the Employment Agreement, dated as of February 23, 2001, that certain Amendment No. 3 to the Employment Agreement, dated as of September 17, 2001, that certain Amendment No. 4 to the Employment Agreement, dated as of December 10, 2004, that certain Amendment No. 5 to the Employment Agreement, dated as of February 24, 2005, that certain Amendment No. 6 to the Employment Agreement, dated as of December 18, 2008 and that certain Amendment No. 7 to the Employment Agreement, dated as of November 10, 2010. Employer and Employee now desire to amend the Employment Agreement as provided herein.
Agreement
1. Section 5.02(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows and all references to Section 5.02(c) of the Employment Agreement shall be deleted:
     “(c) Intentionally Omitted.”
2. Except as amended hereby, the Employment Agreement shall continue in effect in accordance with its terms.
     Please indicate your acceptance of the above Amendment by signing below in the space indicated.

Very truly yours,

SELECT MEDICAL CORPORATION, a Delaware Corporation

By:	/s/ Michael E. Tarvin Michael E. Tarvin,
Executive Vice President

/s/ Robert A. Ortenzio

Robert A. Ortenzio